BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE FIRST QUARTER, DECLARES SECOND QUARTER DIVIDEND

New Canaan, CT – April 22, 2026 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $11.3 million, or $1.41 per share for the first quarter of 2026, versus $9.1 million, or $1.15 per share, for the fourth quarter of 2025. The Company's Board of Directors declared a $0.20 per share cash dividend, payable May 19, 2026 to shareholders of record on May 8, 2026.
Discussion of Outlook; Bankwell Financial Group Chief Executive Officer, Christopher R. Gruseke:

"We generated outstanding first quarter results while advancing our strategic priorities. Profitability increased during the quarter, reflected in a return on average assets of 1.35%, and the Company grew core deposits by $113 million sequentially. Our SBA division continues to execute measured, profitable growth, with originations this quarter of $34 million, and we have continued to improve our asset and liability mix as floating rate loans now comprise 42% of the loan portfolio.

Results for the quarter include a sequential increase to the Company’s non-interest expense of approximately $1.4 million. This increase reflects the timing of some expense recognition, and we believe current trends support our non-interest expense guidance previously provided of $64 to $65 million for the full year. We also affirm prior guidance regarding Net Interest Income and loan growth for 2026. Due to an improved outlook for SBA gains on sale and other commercial fees, however, we are increasing our guidance for Non-Interest Income to a range of $12 to $13 million.

As we enter the remainder of the year, we are confident in our credit quality and are well positioned to reduce NPAs in the quarters ahead."

Key Points for First Quarter and Bankwell’s Outlook

Core Deposit Growth Funds Loan Growth and Reduces Wholesale Reliance.
•Core deposit growth of $113 million during the quarter ended March 31, 2026, including $39.0 million growth in low‑cost deposits, when compared to December 31, 2025.
•Brokered deposits and FHLB borrowings declined by $44.5 million and $50.0 million, respectively, lowering the Wholesale Ratio to 18.1%(1) as of March 31, 2026.
•Since the peak brokered deposit balance of $1,026.6 million at December 31, 2022, the Company has successfully reduced brokered deposits by $512.4 million, or 49.9%, as of March 31, 2026.
•$27.1 million net loan growth during the quarter ended March 31, 2026, driven by $190 million of originations, including $34 million of SBA originations.

Funding Improvements Partially Offset Lower Portfolio Yields in Net Interest Margin.
•Reported Net Interest Margin was 3.28% for the first quarter of 2026, compared to 3.40% for the quarter ended December 31, 2025. Of the 12 basis-point decline versus the fourth quarter of 2025 Net Interest Margin, approximately 7 basis points relate to the previous quarter’s longer day count.
•Total deposit costs of 3.10% for the quarter ended March 31, 2026, represent a 5 basis point improvement compared to the quarter ended December 31, 2025. During the quarter, $270 million of time deposits repriced 44 basis points lower.
•Approximately $1,128 million of time deposits are scheduled to mature over the next 12 months at a weighted average rate of 3.99%; assuming repricing at current market levels and with no additional Fed action, these maturities represent an estimated annualized funding cost savings opportunity of approximately $1.6 million.
•Yield on new loan production averaged 7.53% for the quarter ended March 31, 2026; however, the overall portfolio yield declined 7 basis points from the previous quarter, to 6.56%.

Advancing Strategic Priorities.
•SBA loan sale gains increased to $2.4 million in the first quarter of 2025, compared to $2.2 million in the fourth quarter of 2025.
•On February 20, 2026, the Company opened its first full service branch in New York State, located in Bay Ridge, Brooklyn. This addition supports the Bank’s continued focus on serving closely held businesses, their owners, and professionals in key markets. The Brooklyn office is home to an experienced private client banking team and provides businesses and individuals with a dedicated single point of contact, along with tailored commercial banking, lending, and treasury management services.

(1) Wholesale Ratio is a Non-GAAP Financial Measure and is calculated as brokered deposits and FHLB borrowings divided by total assets. Refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

First Quarter 2026 Financial Highlights and Key Performance Indicators (KPIs):

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Return on average assets(1)(6)	1.35%	1.11%	1.24%	1.14%	0.86%
Pre-tax, pre-provision net revenue return on average assets(1)(6)	1.60%	1.80%	1.70%	1.43%	1.18%
Return on average shareholders' equity(1)(6)	14.88%	12.20%	13.84%	12.98%	10.16%
Return on average tangible shareholders' equity(1)(6)	15.00%	12.31%	13.96%	13.10%	10.25%
Net Interest Margin(1)(6)(7)	3.28%	3.40%	3.34%	3.10%	2.81%
Efficiency Ratio(1)(3)	55.8%	50.8%	51.4%	56.1%	59.9%
Noninterest expense to average assets(1)(6)	2.03%	1.87%	1.80%	1.83%	1.76%
Net loan (recoveries) charge-offs as a percentage of average loans(1)(6)	0.01%	0.00%	(0.01)%	0.00%	0.00%
Dividend payout(1)(4)	14.18%	17.39%	15.75%	17.39%	22.99%
Fully diluted tangible book value per common share(1)(2)	$38.79	$37.84	$36.84	$35.65	$34.56
Total capital to risk-weighted assets(1)(5)	12.99%	12.94%	13.48%	13.28%	13.22%
Total common equity tier 1 capital to risk-weighted assets(1)(5)	11.96%	11.87%	12.39%	12.20%	12.11%
Tier I Capital to Average Assets(1)(5)	10.31%	10.55%	10.71%	10.57%	10.13%
Tangible common equity to tangible assets(1)(2)	9.17%	8.90%	8.95%	8.68%	8.57%
Earnings per common share - diluted	$1.41	$1.15	$1.27	$1.15	$0.87
Common shares issued and outstanding	7,973,180	7,899,943	7,877,443	7,873,387	7,888,013
(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

(2)    Refer to the "Reconciliation of GAAP to Non-GAAP Measures" section of this document for additional detail.

(3)    Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(4)    The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

(5)    Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

(6)    Return on average assets is calculated by dividing annualized net income by average assets. Pre-tax, pre-provision net revenue return on average is calculated by dividing PPNR (calculated as set forth in the "Pre-Tax, Pre-Provision Net Revenue (PPNR)" section of this document) by average assets. Return on average shareholders' equity is calculated by dividing annualized net income by average shareholders' equity. Return on average tangible shareholders' equity is calculated by dividing annualized net income by average shareholders' equity less average intangible assets. Net Interest Margin is calculated by dividing average annualized net interest income by average total earning assets. Noninterest expense to average assets is calculated by dividing annualized noninterest expense by average total assets. Net loan charge-offs as a percentage of average loans is calculated by dividing net loan (charge offs) recoveries by average total loans.

(7)    Based on a fully tax equivalent basis.

Pre-Tax, Pre-Provision Net Revenue(1) ("PPNR")

PPNR for the fourth quarter ended March 31, 2026 was $13.3 million, a decrease of 10.2% from $14.9 million recognized for the fourth quarter ended December 31, 2025.

	For the Quarter Ended
(Dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net interest income	$26,886	$26,946	$25,987	$23,936	$22,066
Total noninterest income	3,343	3,376	2,495	2,012	1,505
Total revenues	30,229	30,322	28,482	25,948	23,571
Total noninterest expense	16,889	15,470	14,631	14,546	14,141
PPNR	$13,340	$14,852	$13,851	$11,402	$9,430
(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

•Revenues (net interest income plus noninterest income) for the quarter ended March 31, 2026 were $30.2 million, compared with $30.3 million in the previous quarter.
•Noninterest expense for the quarter ended March 31, 2026 was $16.9 million, compared with $15.5 million in the previous quarter. The increase in noninterest expense was primarily due to an increase in salaries and employee benefits resulting from incremental new hires in support of strategic initiatives, as well as seasonal compensation-related costs recognized in the first quarter.
Allowance for Credit Losses - Loans ("ACL-Loans")

The ACL-Loans was $29.6 million as of March 31, 2026 compared to $30.7 million as of December 31, 2025. The ACL-Loans as a percentage of total loans was 1.03% as of March 31, 2026 compared to 1.08% as of December 31, 2025. The credit for credit losses - loans was $1.0 million for the quarter ended March 31, 2026.

Total nonperforming loans increased $2.7 million to $19.0 million as of March 31, 2026, when compared to the previous quarter. Nonperforming assets as a percentage of total assets increased to 0.56% at March 31, 2026, compared to the previous quarter's ratio of 0.49%. As of March 31, 2026, the ACL-Loans provided 155.39% coverage of total nonperforming loans.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
ACL-Loans:
Balance at beginning of period	$30,705	$29,984	$29,256	$29,485	$29,007
Charge-offs:
Residential real estate	—	—	—	—	—
Commercial real estate	—	—	—	—	(67)
Commercial business	(148)	—	(14)	(15)	—
Consumer	(73)	—	(46)	(5)	(33)
Construction	—	—	—	—	—
Total charge-offs	(221)	—	(60)	(20)	(100)
Recoveries:
Residential real estate	—	—	—	—	—
Commercial real estate	5	7	272	—	—
Commercial business	15	23	92	112	4
Consumer	33	10	4	10	36
Construction	—	—	—	—	—
Total recoveries	53	40	368	122	40
Net loan recoveries (charge-offs)	(168)	40	308	102	(60)
(Credit) provision for credit losses - loans	(957)	681	420	(331)	538
Balance at end of period	$29,580	$30,705	$29,984	$29,256	$29,485

	As of
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Asset quality:
Nonaccrual loans
Residential real estate	$544	$557	$570	$617	$811
Commercial real estate	17,112	14,445	14,667	16,387	17,946
Commercial business	1,380	1,302	1,729	6,871	7,626
Construction	—	—	—	—	—
Consumer	—	—	—	—	—
Total nonaccrual loans	19,036	16,304	16,966	23,875	26,383
Other real estate owned	—	—	1,284	1,284	—
Total nonperforming assets	$19,036	$16,304	$18,250	$25,159	$26,383

Nonperforming loans as a % of total loans	0.66%	0.57%	0.62%	0.89%	1.00%
Nonperforming assets as a % of total assets	0.56%	0.49%	0.56%	0.78%	0.83%
ACL-loans as a % of total loans	1.03%	1.08%	1.10%	1.10%	1.11%
ACL-loans as a % of nonperforming loans	155.39%	188.33%	176.73%	122.54%	111.76%
Total past due loans to total loans	0.62%	0.31%	0.76%	0.91%	1.08%

Financial Condition & Capital
Assets totaled $3.4 billion at March 31, 2026, an increase of $14.0 million, or 0.4% compared to December 31, 2025. Gross loans totaled $2.9 billion at March 31, 2026, an increase of $26.5 million, or 0.9% compared to December 31, 2025. Deposits totaled $2.9 billion at March 31, 2026, an increase of $55.8 million, or 2.0% compared to December 31, 2025. Brokered deposits have decreased $44.5 million or 8.0%, when compared to December 31, 2025.

Period End Loan Composition	March 31, 2026	December 31, 2025	March 31, 2025	Current QTD % Change	Year over Year % Change
Residential Real Estate	$30,128	$33,139	$40,089	(9.1)%	(24.8)%
Commercial Real Estate(1)	1,896,565	1,930,979	1,810,923	(1.8)	4.7
Construction	155,826	153,778	188,339	1.3	(17.3)
Total Real Estate Loans	2,082,519	2,117,896	2,039,351	(1.7)	2.1
Commercial Business	723,272	645,321	529,000	12.1	36.7
Consumer	60,827	76,855	76,553	(20.9)	(20.5)
Total Loans	$2,866,618	$2,840,072	$2,644,904	0.9%	8.4%
(1) Includes owner occupied commercial real estate of $0.8 billion at March 31, 2026, $0.8 billion at December 31, 2025, and $0.7 billion at March 31, 2025, respectively.

Period End Deposit Composition	March 31, 2026	December 31, 2025	March 31, 2025	Current QTD % Change	Year over Year % Change
Noninterest bearing demand	$428,384	$403,652	$349,525	6.1%	22.6%
NOW	104,704	90,205	112,695	16.1	(7.1)
Money Market	1,095,883	1,007,844	900,352	8.7	21.7
Savings	99,008	97,418	91,378	1.6	8.3
Time	1,157,270	1,230,362	1,296,495	(5.9)	(10.7)
Total Deposits	$2,885,249	$2,829,481	$2,750,445	2.0%	4.9%
Shareholders’ equity totaled $311.9 million as of March 31, 2026, an increase of $10.4 million compared to December 31, 2025, primarily a result of year-to-date net income of $11.3 million. The increase was partially offset by dividends paid of $1.6 million.
As of March 31, 2026, the Bank's regulatory capital ratios were all above 'well capitalized' values, with total risk-based capital, common-equity tier 1 capital and leverage ratios at 12.99%, 11.96%, and 10.31%, respectively.

We recommend reading this earnings release in conjunction with the First Quarter 2026 Investor Presentation, located at https://investor.mybankwell.com/events-and-presentations/ and included as an exhibit to our April 22, 2026 Current Report on Form 8-K.
Conference Call
Bankwell will host a conference call to discuss the Company’s financial results and business outlook on April 23, 2026, at 9:00 a.m. E.T. The call will be accessible by telephone and webcast using https://investor.mybankwell.com/events-and-presentations/. A supplementary slide presentation will be posted to the website prior to the event, and a replay will be available for 12 months following the event.

About Bankwell Financial Group

Bankwell Financial Group, Inc. is the holding company for Bankwell Bank ("Bankwell"), a full-service commercial bank headquartered in New Canaan, CT. Bankwell provides businesses and professionals with a range of commercial financing solutions, including working capital lines of credit, SBA loans, acquisition financing, and commercial mortgages, along with treasury management and deposit services. Bankwell emphasizes accessibility, expertise, and responsiveness through experienced local banking teams serving its markets.
For more information about this press release, interested parties may contact Christopher R. Gruseke, Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group, Inc. at (203) 652-0166 or at ir@mybankwell.com.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, efficiency ratio, noninterest expense to average assets, average tangible common equity, annualized return on average tangible shareholders' equity, return on average shareholders' equity, return on average tangible shareholders' equity, pre-tax, pre-provision net revenue, net interest margin, net loan charge-offs as a percentage of average loans, pre-tax, pre-provision net revenue on average assets, wholesale ratio, and the dividend payout ratio are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. See "Reconciliation of GAAP to Non-GAAP Measures (unaudited)".

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
ASSETS
Cash and due from banks	$208,904	$214,567	$289,628	$313,998	$292,006
Federal funds sold	8,997	10,354	5,732	8,466	12,922
Cash and cash equivalents	217,901	224,921	295,360	322,464	304,928

Investment securities
Marketable equity securities, at fair value	2,254	2,248	2,223	2,188	2,164
Available for sale investment securities, at fair value	155,934	160,409	96,473	103,930	97,321
Held to maturity investment securities, at amortized cost	29,386	29,465	29,538	36,434	36,478
Total investment securities	187,574	192,122	128,234	142,552	135,963
Loans receivable (net of ACL-Loans of $29,580, $30,705, $29,984, $29,256, and $29,485, at March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively)	2,832,678	2,804,441	2,684,016	2,635,742	2,611,495
Accrued interest receivable	16,029	16,143	15,633	14,741	15,409
Federal Home Loan Bank stock, at cost	4,207	6,207	4,951	5,051	3,583
Premises and equipment, net	20,947	21,582	22,387	23,020	22,978
Bank-owned life insurance	54,566	54,207	53,846	53,488	53,136
Goodwill	2,589	2,589	2,589	2,589	2,589
Deferred income taxes, net	11,436	11,356	9,027	9,684	9,551
Other real estate owned	—	—	1,284	1,284	—
Other assets	25,932	26,291	26,636	25,978	24,261
Total assets	$3,373,859	$3,359,859	$3,243,963	$3,236,593	$3,183,893

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$428,384	$403,652	$397,408	$397,195	$349,525
Interest bearing deposits	2,456,865	2,425,829	2,360,007	2,362,086	2,400,920
Total deposits	2,885,249	2,829,481	2,757,415	2,759,281	2,750,445

Advances from the Federal Home Loan Bank	60,000	110,000	75,000	75,000	40,000
Subordinated debentures	69,759	69,697	69,636	69,574	69,513
Accrued expenses and other liabilities	46,985	49,192	49,121	49,448	48,721
Total liabilities	3,061,993	3,058,370	2,951,172	2,953,303	2,908,679

Shareholders’ equity
Common stock, no par value	121,060	120,118	119,353	118,698	118,439
Retained earnings	191,281	181,587	174,008	165,495	157,971
Accumulated other comprehensive (loss)	(475)	(216)	(570)	(903)	(1,196)
Total shareholders’ equity	311,866	301,489	292,791	283,290	275,214

Total liabilities and shareholders’ equity	$3,373,859	$3,359,859	$3,243,963	$3,236,593	$3,183,893

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Interest and dividend income
Interest and fees on loans	$46,787	$46,739	$46,328	$44,128	$43,475
Interest and dividends on securities	1,784	1,834	1,410	1,478	1,445
Interest on cash and cash equivalents	1,965	2,037	2,853	3,043	3,557
Total interest and dividend income	50,536	50,610	50,591	48,649	48,477
Interest expense
Interest expense on deposits	21,930	22,388	22,585	23,083	24,772
Interest expense on borrowings	1,720	1,276	2,019	1,630	1,639
Total interest expense	23,650	23,664	24,604	24,713	26,411

Net interest income	26,886	26,946	25,987	23,936	22,066
(Credit) provision for credit losses	(1,029)	616	372	(411)	463
Net interest income after (credit) provision for credit losses	27,915	26,330	25,615	24,347	21,603
Noninterest income
Bank owned life insurance	358	361	359	352	344
Service charges and fees	780	771	779	674	602
Gains and fees from sales of loans	2,425	2,184	1,372	1,080	442
Other	(220)	60	(15)	(94)	117
Total noninterest income	3,343	3,376	2,495	2,012	1,505
Noninterest expense
Salaries and employee benefits	9,830	7,717	7,995	7,521	7,052
Occupancy and equipment	2,705	2,575	2,469	2,505	2,575
Professional services	1,393	1,415	1,412	1,632	1,529
Data processing	716	877	633	712	885
Director fees	363	337	333	333	348
FDIC insurance	543	612	610	684	779
Marketing	126	108	140	218	142
Other	1,213	1,829	1,039	941	831
Total noninterest expense	16,889	15,470	14,631	14,546	14,141
Income before income tax expense	14,369	14,236	13,479	11,813	8,967
Income tax expense	3,094	5,092	3,401	2,725	2,079
Net income	$11,275	$9,144	$10,078	$9,088	$6,888
Earnings Per Common Share:
Basic	$1.42	$1.16	$1.28	$1.16	$0.88
Diluted	$1.41	$1.15	$1.27	$1.15	$0.87
Weighted Average Common Shares Outstanding:
Basic	7,724,253	7,776,740	7,774,887	7,777,469	7,670,224
Diluted	7,800,935	7,858,047	7,844,785	7,819,829	7,740,521
Dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total Equity	$311,866	$301,489	$292,791	$283,290	$275,214
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Common Equity	$309,277	$298,900	$290,202	$280,701	$272,625

Total Assets	$3,373,859	$3,359,859	$3,243,963	$3,236,593	$3,183,893
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Assets	$3,371,270	$3,357,270	$3,241,374	$3,234,004	$3,181,304

Tangible Common Equity to Tangible Assets	9.17%	8.90%	8.95%	8.68%	8.57%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total shareholders' equity	$311,866	$301,489	$292,791	$283,290	$275,214
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$311,866	$301,489	$292,791	$283,290	$275,214
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible common shareholders' equity	$309,277	$298,900	$290,202	$280,701	$272,625

Common shares issued and outstanding	7,973,180	7,899,943	7,877,443	7,873,387	7,888,013

Fully Diluted Tangible Book Value per Common Share	$38.79	$37.84	$36.84	$35.65	$34.56

BANKWELL FINANCIAL GROUP, INC.
EARNINGS PER SHARE ("EPS") (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended March 31,
	2026	2025
	(In thousands, except per share data)
Net income	$11,275	$6,888
Dividends to participating securities(1)	(26)	(26)
Undistributed earnings allocated to participating securities(1)	(248)	(111)
Net income for earnings per share calculation	11,001	6,751

Weighted average shares outstanding, basic	7,724,253	7,670,224
Effect of dilutive equity-based awards(2)	76,682	70,297
Weighted average shares outstanding, diluted	7,800,935	7,740,521
Net earnings per common share:
Basic earnings per common share	$1.42	$0.88
Diluted earnings per common share	$1.41	$0.87
(1) Represents dividends paid and undistributed earnings allocated to unvested stock-based awards that contain non-forfeitable rights to dividends.
(2) Represents the effect of the assumed exercise of stock options and the vesting of restricted shares, as applicable, utilizing the treasury stock method.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2026			March 31, 2025
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$244,216	$1,965	3.26%	$349,235	$3,557	4.13%
Securities(1)	192,116	1,829	3.81	150,650	1,477	3.92
Loans:
Commercial real estate	1,900,235	29,511	6.21	1,848,208	28,285	6.12
Residential real estate	32,293	464	5.75	41,585	633	6.09
Construction	163,728	2,939	7.18	178,878	3,468	7.76
Commercial business	682,398	12,815	7.51	508,417	10,007	7.87
Consumer	74,237	1,058	5.78	81,483	1,082	5.38
Total loans	2,852,891	46,787	6.56	2,658,571	43,475	6.54
Federal Home Loan Bank stock	5,789	64	4.49	4,596	110	9.71
Total earning assets	3,295,012	$50,645	6.15%	3,163,052	$48,619	6.15%
Other assets	86,396			89,743
Total assets	$3,381,408			$3,252,795

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$98,330	$48	0.20%	$99,487	$109	0.45%
Money market	1,058,395	9,065	3.47	893,361	8,521	3.87
Savings	97,719	672	2.79	88,167	658	3.03
Time	1,218,184	12,145	4.04	1,378,468	15,484	4.56
Total interest bearing deposits	2,472,628	21,930	3.60	2,459,483	24,772	4.10
Borrowed Money	156,441	1,720	4.46	133,917	1,639	4.96
Total interest bearing liabilities	2,629,069	$23,650	3.65%	2,593,400	$26,411	4.13%
Noninterest bearing deposits	400,021			333,796
Other liabilities	44,967			50,555
Total liabilities	3,074,057			2,977,751
Shareholders' equity	307,351			275,044
Total liabilities and shareholders' equity	$3,381,408			$3,252,795
Net interest income(2)		$26,995			$22,208
Interest rate spread			2.50%			2.02%
Net Interest Margin(3)			3.28%			2.81%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $109 thousand and $142 thousand for the quarters ended March 31, 2026 and 2025, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.